Exhibit 99.1

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Press Release

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Midwest Holding To Be Acquired By Antarctica Capital For $27.00 Per Share

All-Cash Transaction Values Midwest at Approximately $100 Million, Representing a 97% Premium

LINCOLN, Neb. and NEW YORK – May 1, 2023 /PRNewswire/ – Midwest Holding Inc. (“Midwest”, NASDAQ: MDWT, the “Company”), a technology-driven life and annuity platform, and Antarctica Capital (“Antarctica”), an international investment firm, today announced they have entered into a definitive merger agreement whereby an affiliate of Antarctica will acquire Midwest in an all-cash transaction valued at approximately $100 million.

Under the terms of the agreement, Midwest shareholders will receive $27.00 in cash per share, representing a 97% premium to the Company’s closing share price on April 28, 2023, and a 75% premium over Midwest’s 30-day volume-weighted average price as of April 28, 2023.

Georgette Nicholas, Chief Executive Officer of Midwest, said, “This transaction delivers a substantial cash premium to our shareholders while also providing Midwest with the resources necessary to fully capitalize on our platform, business momentum and market opportunity. The Board of Directors and management team conducted a comprehensive review of value creation opportunities, and we are confident this transaction provides a highly attractive outcome for Midwest. We look forward to working with the Antarctica team in this exciting new chapter.”

Chandra Patel, Managing Partner of Antarctica Capital, said, “Midwest is an innovative insurance platform with an impressive team that has built a rapidly growing annuity business. The acquisition of Midwest represents a significant milestone for Antarctica’s insurance strategy. Antarctica brings to Midwest its investment management expertise and asset origination capabilities that will enable Midwest to enhance the value it provides to its policyholders. In addition, we plan on utilizing our platform and existing partnerships to accelerate Midwest’s “capital light strategy” to drive future growth. We look forward to welcoming Midwest to the Antarctica family of companies.”

Following closing, Midwest will continue to be led by its current leadership team. In addition, Midwest is expected to maintain its name, personnel, headquarters in Lincoln, Nebraska, and operational hubs in New York and Vermont.

Approvals

The transaction has been unanimously approved by Midwest’s Board of Directors and is expected to close in the second half of 2023, subject to certain customary closing conditions, including the receipt of insurance regulatory approvals and approval by Midwest shareholders.

Midwest shareholders representing approximately 33% of the Company’s issued and outstanding shares have agreed to vote their shares in favor of the transaction. The transaction is not subject to any financing conditions.

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Advisors

RBC Capital Markets is serving as financial advisor to Midwest. Insurance Advisory Partners LLC has rendered a fairness opinion to the Board of Directors in connection with the proposed transaction. Fried, Frank, Harris, Shriver & Jacobson LLP is serving as transaction counsel and Lamson Dugan & Murray LLP and Primmer Piper Eggleston Cramer PC are serving as insurance regulatory counsel to Midwest. Kirkland & Ellis LLP is acting as legal advisor to Antarctica Capital on this transaction.

About Midwest Holding Inc.

Midwest Holding Inc. is a technology-enabled, services-oriented annuity platform. Midwest designs and develops in-demand annuity products that are distributed through independent distribution channels to a large and growing demographic of U.S. retirees. Midwest originates, manages, and typically transfers these annuities through reinsurance arrangements to asset managers and other third-party investors. Midwest also provides the operational and regulatory infrastructure and expertise to enable asset managers and third-party investors to form and manage their own reinsurance capital vehicles. For more information, please visit www.midwestholding.com

About Antarctica Capital

Antarctica Capital is an international investment firm headquartered in New York with assets under management of approximately $1.5 billion as of December 31, 2022. Antarctica Capital is a registered investment advisor and is dedicated to investments in private markets and real assets and the establishment of long-term capital vehicles to leverage this investment focus. Antarctica Capital's investment approach is active ownership with an inherent focus on sustainability and providing more than capital to develop companies. The firm has an absolute return focus, which leads the firm to rigorously evaluate and build conviction around idiosyncratic investment opportunities and build value through the implementation of its investment strategies, such as SIGA®, SARO® and SEREY™. For more information visit https://antarcticacapital.com/.

Contacts

Midwest Holding

Investors: ir@midwestholding.com

Media: press@midwestholding.com or Paul Caminiti / Nicholas Leasure, Reevemark, 212-433-4600

Antarctica Capital

Media: info@antarcticacapital.com

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Cautionary Statement Regarding Forward-Looking Statements

This communication and any documents referred to in this communication contain certain forward-looking statements within the meaning of the federal securities laws with respect to the proposed acquisition of Midwest Holding Inc. (the “Company”) by an affiliate of Antarctica Capital, LLC, including, but not limited to, statements regarding the anticipated timing of the closing of the proposed transaction. These forward-looking statements generally are identified by the words “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “intend,” “target,” “contemplate,” “project,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this communication, including but not limited to: (i) the risk that the proposed transaction may not be completed in a timely manner or at all, (ii) the failure to satisfy the conditions to the consummation of the proposed transaction, including approval of the proposed transaction by the stockholders of the Company and the receipt of necessary regulatory approvals, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the proposed transaction, (iv) the effect of the announcement or pendency of the proposed transaction on the Company’s business relationships, operating results, and business generally, including the termination of any business contracts, (v) risks that the proposed transaction disrupts current plans and operations of the Company and potential difficulties in hiring and retaining key personnel as a result of the proposed transaction, (vi) risks related to diverting management’s attention from the Company’s ongoing business operations, (vii) risks that any announcements related to the proposed transaction could have adverse effects on the Company’s stock price, credit ratings or operating results, (viii) the outcome of any legal proceedings that may be instituted related to the Merger Agreement or the proposed transaction and (ix) the significant transactions costs that the parties will incur in connection with the proposed transaction. The risks and uncertainties may be amplified by economic, market, business or geopolitical conditions or competition, or changes in such conditions, negatively affecting the Company’s business, operations and financial performance. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the Company’s business as described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation to, and does not intend to, update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

Additional Information and Where to Find It

In connection with the proposed transaction, the Company will be filing documents with the Securities and Exchange Commission (“SEC”), including preliminary and definitive proxy statements relating to the proposed transaction. A definitive proxy statement will be mailed or otherwise made available to the Company’s stockholders in connection with the proposed transaction. This communication is not a substitute for the proxy statement or any other document that may be filed by the Company with the SEC. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION, OR DOCUMENTS INCORPORATED BY REFERENCE IN THE PROXY STATEMENT WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Any vote in respect of resolutions to be proposed at the Company’s stockholder meeting to approve the proposed transaction or other responses in relation to the proposed transaction should be made only on the basis of the information contained in the Company’s proxy statement. Investors and security holders may obtain free copies of these documents (when they are available) and other related documents filed with the SEC at the SEC’s website at www.sec.gov or on the Company’s website at www.ir.midwestholding.com.

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Participants in the Solicitation

The Company and certain of its directors, executive officers and employees may be considered participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed transaction. Information regarding the persons who, under the rules of the SEC, may be considered participants in the solicitation of proxies in connection with the proposed transaction, including the interests of the Company directors and executive officers in the transaction, will be set forth in the preliminary and definitive proxy statements that will be filed with the SEC relating to the transaction. Additional information regarding the Company’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in the Company’s proxy statement for its 2023 annual meeting of stockholders, which was filed with the SEC on April 24, 2023. These documents are available free of charge at the SEC’s website at www.sec.gov and on Company’s website at www.ir.midwestholding.com.

SOURCE Midwest Holding Inc.

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